UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2011

WESTMOUNTAIN INDEX ADVISOR, INC.

(Exact Name of Small Business Issuer as specified in its charter)

Colorado	000- 53028	26-1315498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2186 S. Holly St., Suite 104, Denver, CO 80222

(Address of principal executive offices including zip code)

(303) 800-0678

(Registrant's telephone number, including area code)

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company acquired TMC on February 28, 2011 and changed its focus to an exploration and development company that explores, acquires, and develops advanced stage properties. TMC has a high-grade gold system in the resource definition phase with 168,000 oz of inferred gold which in total offers potential of greater than 1,000,000 ounces. The property consists of 240 Alaska state mining claims covering approximately 130 square kilometers. All Government permits and reclamation plans for continued exploration through 2014 were renewed in 2010.

As this transaction was accounted for as a reverse merger, the historical financial statements presented herein are those of TMC. The Company, subsequent to the acquisition of TMC, adopted TMC’s fiscal year which has an October 31 fiscal year end. On June 6, 2011, the Board of Directors of WestMountain Index Advisor, Inc. (the “Company”) resolved that the year-end of the Company was October 31.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: WestMountain Index Advisor, Inc.

By:	/s/ Mark Scott
Mark Scott, CFO

June 6, 2011